Exhibit(d)(2)


                        INVESTMENT SUB-ADVISORY AGREEMENT
                        ---------------------------------

         AGREEMENT made as of the ____ day of_______, 2003 by and among Deutsche Asset Management, Inc., a Delaware corporation (the `Investment Adviser'), and Northern Trust Investments, Inc., an Illinois trust company (the `Subadviser').

         WHEREAS, BT Investment Portfolios (the `Trust') is an open-end, management investment company, registered under the Investment Company Act of 1940, as amended (the `1940 Act'), and Asset Management Portfolio II, Asset Management Portfolio III, U.S. Bond Index Portfolio and EAFE Equity Index Portfolio (each a `Portfolio' and collectively the `Portfolios') are a series of the Trust;

         WHEREAS, the Investment Adviser and the Subadviser are investment advisers registered under the Investment Advisers Act of 1940 (the `Advisers Act');

         WHEREAS, the Trust, on behalf of the Portfolio, has entered into an Investment Advisory Agreement, dated ____________ __, 2003 with the Investment Adviser (the `Advisory Agreement') pursuant to which the Investment Adviser has agreed to provide certain management services to the Portfolio;

         WHEREAS, pursuant to the provisions of the Advisory Agreement, the Investment Adviser may delegate any or all of its portfolio management responsibilities under that agreement to one or more subadvisers;

         WHEREAS, the Investment Adviser has selected the Subadviser to act as a sub-investment adviser of the Portfolio and to provide certain other services, as more fully set forth below, and the Subadviser is willing to act as such sub-investment adviser and to perform such services under the terms and conditions hereinafter set forth;

         NOW, THEREFORE, the Investment Adviser, the Trust and the Subadviser agree as follows:

         1. Investment Advisory and Management Services. Subject to and in accordance with the provisions hereof, the Investment Adviser hereby appoints the Subadviser to serve as sub-investment adviser to perform the various investment advisory and other services for the Portfolio set forth herein and, subject to the restrictions set forth herein, hereby delegates to the Subadviser the authority vested in the Investment Adviser pursuant to the Advisory Agreement to the extent necessary to enable the Subadviser to perform its obligations under this Agreement, and the Subadviser hereby accepts such appointment.

         Subject to the supervision and control of the Investment Adviser and the Board of Trustees, the Subadviser will regularly provide the Portfolio with investment advice and investment management services concerning the investments of the Portfolio. The Subadviser will determine what securities shall be purchased, held, sold or reinvested by the Portfolio and what portion of the Portfolio's assets shall be held uninvested in cash and cash equivalents, subject at all times to: (i) the provisions of the Trust's Declaration of Trust and By-laws, (ii) the requirements of the 1940 Act, and the rules and regulations thereunder, (iii) the investment objectives, policies and restrictions applicable to the Portfolio (including, without limitation, the
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provisions of the Internal Revenue Code of 1986, as amended (the `Code')
applicable to regulated investment companies), as each of the same shall be from time to time in effect or set forth in the Portfolio's Prospectus and Statement of Additional Information, and (iv) any other investment guidelines, policies or limitations the Board of Trustees or the Investment Adviser may from time to time establish and deliver in writing to the Subadviser.

         To carry out such determinations the Subadviser will exercise full discretion, subject to the preceding paragraph, and act for the Portfolio in the same manner and with the same force and effect as the Trust might or could do with respect to purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

         The Subadviser will also make its officers and employees available to meet with the officers of the Investment Adviser and the Trust's officers and Trustees on due notice to review the investments and investment program of the Portfolio in the light of current and prospective economic and market conditions. In addition, the Subadviser shall, on the Subadviser's own initiative, and as reasonably requested by the Investment Adviser, for itself and on behalf of the Portfolio, furnish to the Investment Adviser from time to time whatever information the Investment Adviser reasonably believes appropriate for this purpose. From time to time as the Board of Trustees of the Trust or the Investment Adviser may reasonably request, the Subadviser will furnish to the Investment Adviser and Trust's officers and to each of its Trustees, at the Subadviser's expense, reports on portfolio transactions and reports on issuers of securities held by the Portfolio, all in such detail as the Trust or the Investment Adviser may reasonably request. In addition, the Subadviser shall provide advice and assistance to the Investment Adviser as to the determination of the value of securities held or to be acquired by the Portfolio for valuation purposes in accordance with the process described in the Portfolio's current Prospectus or Statement of Additional Information.

         The Subadviser shall maintain all accounts, books and records as required of an investment adviser of a registered investment company pursuant to the 1940 Act and the rules and regulations thereunder relating to its responsibilities provided hereunder with respect to the Portfolio, and shall preserve such records for the periods and in a manner prescribed by under the 1940 Act and the rules and regulations thereunder. The Subadviser shall maintain and enforce adequate security procedures with respect to all materials, records, documents and data relating to any of its responsibilities pursuant to this Agreement including all means for the effecting of securities transactions. The Subadviser agrees that all such records are the property of the Trust, and will be surrendered to the Trust promptly upon request. The Subadviser shall permit the Investment Adviser, the Portfolio's officers and its independent public accountants to inspect and audit such records pertaining to the Portfolio at reasonable times during normal business hours upon due notice.

         In the performance of its duties hereunder, the Subadviser is and shall be an independent contractor and, except as expressly provided for herein or otherwise expressly provided or authorized in writing by the Investment Adviser, shall have no authority to act for or represent any Portfolio or the Trust in any way or otherwise be deemed to be an agent of any Portfolio, the Trust or of the Investment Adviser. If any occasion should arise in which the Subadviser gives any advice to its clients concerning the shares of the Portfolio, the Subadviser will act solely as


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investment counsel for such clients and not in any way on behalf of the
Portfolio. The Subadviser's services to the Portfolio pursuant to this Agreement are not to be deemed to be exclusive, and it is understood that the Subadviser may render investment advice, management and other services to others.

         Subject to and in accordance with the provisions hereof and any direction of the Board of Trustees, the Subadviser shall vote, pursuant to procedures set forth and described to the Trustees, all proxies solicited by or with respect to issuers of securities in which the assets of the Portfolio may be invested from time to time.

         2. (a) Expenses. The Subadviser will bear its own costs of performing its obligations under this Agreement, including, but not limited to, the following: all necessary investment and management facilities, including salaries of personnel required for it to execute its duties faithfully, and administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Portfolio.

         The Subadviser will not be responsible for expenses of the Investment Adviser or the Portfolio, including, but not limited to, the following: the Portfolio's legal, auditing and accounting expenses; expenses of maintenance of the Portfolio's books and records other than those required to be maintained by the Subadviser, including computation of the Portfolio's daily net asset value per share and dividends; interest, taxes, governmental fees and membership dues incurred by the Portfolio; fees of the Portfolio's custodians, transfer agents, registrars or other agents; expenses of preparing the Portfolio's share certificates; expenses relating to the redemption or repurchase of the Portfolio's shares; expenses of registering and qualifying Portfolio shares for sale under applicable federal and state laws; expenses of preparing, setting in print, printing and distributing prospectuses, reports, notices and dividends to Portfolio investors (except that the Subadviser will be responsible for costs associated with reprints of or supplements to such documents necessitated solely by actions of the Subadviser, including, without limitation, a change of control of the Subadviser or any change in the portfolio manager or managers assigned by the Subadviser to manage the Portfolio); cost of Portfolio stationery; costs of Trustee, shareholder and other meetings of the Trust or Portfolio (except that the Subadviser will be responsible for costs associated with any shareholder meeting, proxy solicitation or proxy statement or information statement, in each case, to the extent necessitated by actions or events involving the Subadviser, including, without limitation, a change of control of the Subadviser); traveling expenses of officers, Trustees and employees of the Trust or Portfolio; fees of the Trust's Trustees and salaries of any officers or employees of the Trust or Portfolio; and the Portfolio's pro rata portion of premiums on any fidelity bond and other insurance covering the Trust or Portfolio and their officers and Trustees.

         (b) Compensation of Subadviser. (i) Until such time as the Subadviser is paid pursuant to Section 2(b)(ii) of this Agreement, and during the period when this Agreement is in effect, as compensation for all investment advisory and management services to be rendered hereunder, the Investment Adviser will pay the Subadviser an annual subadvisory fee, paid monthly in arrears, as set forth on Schedule A to this Agreement. With respect to such subadvisory fee, the Portfolio shall be the following `Investment Type,' as set forth on Schedule A:_____________________.

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         For purposes of determining the applicable fees under this Section
2(b)(i), the assets under management being referred to in the column `Fee Tier Structure by Assets under Management' of Schedule A shall refer to the average daily net assets of the Portfolio.

         For purposes of this Section 2(b)(i), the value of net assets of the Portfolio shall be computed as required by the 1940 Act and in accordance with any procedures approved by the Board of Trustees for the computation of the value of the net assets of the Portfolio in connection with the determination of net asset value of its shares. On any day that the net asset value determination is suspended as specified in the Portfolio's Prospectus, the net asset value for purposes of calculating the advisory fee shall be calculated as of the date last determined. The Investment Adviser represents to the Subadviser that, so long as the subadvisory fee is determined in accordance with this Section 2(b), the same computation of net asset value shall be used in connection with determining the investment advisory fee of the Investment Adviser, and the Investment Adviser shall promptly notify the Subadviser in writing if the two computations of net asset value ever differ from each other.

                  (ii) (A) Notwithstanding anything to the contrary thereto in
Section 2(b)(i), at such time as the Adviser determines, as compensation for all investment advisory and management services to be rendered hereunder during the period of time beginning as of the day and year first written above and ending twenty-four (24) months thereafter (such period being the `Initial Period of the Agreement'), the Adviser shall pay the Subadviser the annual subadvisory fee set forth on Schedule A to this Agreement. The subadvisory fee will be paid monthly in arrears. With respect to such fees, the Portfolio shall have the same `Investment Type' as utilized in Section 2(b)(i) above.

         For purposes of determining the applicable fees under this Section 2(b)(ii)(A), the assets under management being referred to in the column `Fee Tier Structure by Assets under Management' of Schedule A shall refer to assets under management being calculated by aggregating the assets of the same Investment Type as the Portfolio for which the Subadviser provides investment management services to the `DB Group' or the `Preferred Clients,' each as defined below, pursuant to a subadvisory agreement substantially similar to this Agreement across all vehicles, structures, funds, etc. (including, without limitation, mutual funds, commingled funds and separately managed accounts) within the same Investment Type as the Portfolio.

         (B) Following the Initial Period of the Agreement, the investment management fees paid by the Adviser to the Subadviser hereunder shall be, in the aggregate, (i) no greater than those which the Subadviser charges to any of its other clients for `Substantially Similar Mandates' with `Substantially Similar Levels of Assets under Management,' each as defined below, and (ii) competitive with the aggregate investment management fees customarily charged by leading investment advisers that compete in the particular investment management market for Substantially Similar Mandates with Substantially Similar Levels of Asset Under Management. Such fees shall be adjusted, beginning as of the first day following the Initial Period of the Agreement and thereafter as of each January 1, so as to comply with the immediately preceding sentence.

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         `Substantially Similar Mandate' means a mandate to provide to another client of a person or entity (other than an affiliate of such person or entity) investment management services that are substantially similar (including, for purposes of this definition, on the basis of index, particular category of client, type of investment vehicle, type and level of service, degree of customization and domicile) to, and with substantially similar service levels and performance objectives as, the investment advisory and management services provided hereunder.

         The investment advisory and management services provided hereunder to the Portfolio shall have a `Substantially Similar Level of Assets Under Management' as a mandate for another client of a person or entity (other than an affiliate of such person or entity) if either (a) the then aggregate Fair Market Value of assets of the Portfolio is substantially similar to or greater than the then aggregate Fair Market Value of assets under such mandate of such other client or (b) the then aggregate Fair Market Value of assets under all mandates for the Subadviser to provide passive equity, passive fixed income and enhanced equity investment management services for all Preferred Clients, is substantially similar to or greater than the then aggregate Fair Market Value of assets for all mandates for passive equity, passive fixed income and enhanced equity investment management services provided to such other client (other than the Preferred Clients) of such person or entity and such client's affiliates. `Fair Market Value' as used herein means the fair market value based on industry standards reasonably acceptable to the parties hereunder.

         `Preferred Client' means (a) any person or entity that is a member of the `DB Group,' i.e., Deutsche Bank AG and its affiliates, or a client of any member of the DB Group, for which the Subadviser begins to provide passive equity, passive fixed income or enhanced equity investment management services after January 31, 2003 and (b) any person who receives passive equity, passive fixed income or enhanced equity investment management services from the Subadviser pursuant to a subadvisory agreement substantially similar to this Agreement and to which a member of the DB Group is a party; provided that `Preferred Client' shall not include a client of the DB Group (except a person or entity to the extent a party to, or otherwise covered by, a subadvisory agreement of the type described in clause (b)) whose annualized revenues are included in the purchase price paid by the Subadviser to Deutsche Bank AG in accordance with the Amended and Restated Sale and Purchase Agreement dated as of January 31, 2003.

         (iii) The Portfolio shall have no responsibility to pay any investment management fee to the Subadviser pursuant to this Agreement, and the Subadviser's fee shall be payable solely by the Investment Adviser from its fee as investment adviser. For any period less than a full fiscal month during which the payment of the annual fee to the Subadviser pursuant to this Section 2(b) is in effect, the fee shall be prorated according to the proportion which such period bears to a full fiscal month.

         3. Obligations of the Investment Adviser.
            --------------------------------------

               (a) The Investment Adviser shall provide (or cause the Trust's custodian to provide) timely information to the Subadviser regarding such matters as the composition of assets in the Portfolio, cash requirements and cash available for investment in the Portfolio, and all other information as may be reasonably necessary for the Subadviser to perform its responsibilities hereunder.

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               (b) The Investment Adviser has furnished the Subadviser copies of the Portfolio's Prospectus and Statement of Additional Information, provisions of the Trust's Declaration of Trust and bylaws that are relevant to the services contemplated by this Agreement, and all investment guidelines, policies or limitations the Board of Trustees or the Investment Adviser has from time to time established that are applicable to the Portfolio, and agrees during the continuance of this Agreement to furnish the Subadviser copies of any revisions or supplements thereto at, or, if practicable, before the time the revisions or supplements become effective.

         4. Brokerage Transactions. Subject to the provisions of this Section 4 and absent instructions from the Investment Adviser or the Trust, the Subadviser will have full discretionary authority to place orders for the purchase and sale of securities for the account of the Portfolio with such brokers or dealers as it may select. In the selection of such brokers or dealers and the placing of such orders, the Subadviser is directed at all times to seek for the Portfolio the most favorable best execution and net price available. In assessing the best execution and net price available for any transaction, the Subadviser shall consider all factors it deems relevant, including, without limitation, the breadth of the market in and the price of the security, the financial condition and execution capability of the broker or dealer, the quality of research provided and the reasonableness of the commission, if any, with respect to the specific transaction and on a continuing basis.

         It is also understood, however, that it is desirable for the Portfolio that the Subadviser have access to supplemental investment and market research and security and economic analyses provided by certain brokers who may execute brokerage transactions at higher commissions to the Portfolio than another broker may have charged. Therefore, the Subadviser is authorized to place orders for the purchase and sale of securities for the Portfolio with such brokers upon a good faith determination that the commission paid is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, subject to applicable laws and regulations and review and direction by the Investment Adviser and the Trust's Board of Trustees from time to time with respect to the extent and continuation of this practice. The Subadviser shall provide such information as the Investment Adviser or the Trustees shall from time to time request concerning the commissions paid by the Portfolio and research and other services provided to the Subadviser by brokers executing transactions on behalf of the Portfolio.

         On occasions when the Subadviser deems the purchase or sale of a security to be in the best interests of the Portfolio as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to such other clients.

         The Subadviser may buy securities for the Portfolio at the same time it is selling such securities for another client account and may sell securities for the Portfolio at the time it is buying such securities for another client account. In such cases, subject to applicable legal and regulatory requirements, and in compliance with such procedures of the Trust as may be in effect


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from time to time, the Subadviser may effectuate cross transactions between the
Portfolio and such other account if it deems this to be advantageous to both of the accounts involved.

         Notwithstanding the foregoing, the Subadviser agrees that the Investment Adviser shall have the right by written notice to identify securities that may not be purchased on behalf of the Portfolio and/or brokers and dealers through or with which portfolio transactions on behalf of the Portfolio may not be effected, including, without limitation, brokers or dealers affiliated with the Investment Adviser. The Subadviser shall refrain from purchasing such securities for the Portfolio or directing any portfolio transaction to any such broker or dealer on behalf of the Portfolio, unless and until the written approval of the Investment Adviser or the Board of Trustees, as the case may be, is so obtained. In addition, the Subadviser agrees that it shall not direct portfolio transactions for the Portfolio with or through the Subadviser or any broker or dealer that is an `affiliated person' of the Subadviser (as defined in the 1940 Act or interpreted under applicable rules and regulations of the Securities and Exchange Commission) without the prior written approval of the Board of Trustees and the Investment Adviser and then only as permitted under the 1940 Act.

         In connection with purchases or sales of portfolio securities for the account of the Portfolio, neither the Subadviser nor any of its affiliated persons, will act as a principal in connection with the purchase or sale of investment securities by the Portfolio, except as permitted by applicable law and with the express written consent of the Board of Trustees and the Investment Adviser.

         The Subadviser will advise the Portfolio's custodian on a prompt basis of each purchase and sale of a portfolio security, specifying the name of the issuer, the description and amount or number of shares of the security purchased or sold, the market price, commission and gross or net price, trade date, settlement date and identity of the effecting broker or dealer, and such other information as may be reasonably required.

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         5. Standard of Care and Liability of Subadviser. The Subadviser will not be liable for any loss sustained by reason of the adoption of any investment policy or the purchase, sale, or retention of any security on the recommendation of the Subadviser, whether or not such recommendation shall have been based upon its own investigation and research or upon investigation and research made by any other individual, firm or corporation, if such recommendation shall have been made and such other individual, firm, or corporation shall have been selected with due care and in good faith; but nothing herein contained will be construed to protect the Subadviser against any liability to the Investment Adviser, the Portfolio or its shareholders by reason of: (a) the Subadviser's causing the Portfolio to be in violation of any applicable federal or state law, rule or regulation or any investment policy or restriction set forth in the Portfolio's Prospectus or Statement of Additional Information or any written guidelines, policies or instruction provided in writing by the Trust's Board of Trustees or the Investment Adviser, (b) the Subadviser's causing the Portfolio to fail to satisfy the diversification or source of income requirements of Subchapter M of the Code or (c) the Subadviser's willful misfeasance, bad faith or gross negligence generally in the performance of its duties hereunder or its reckless disregard of its obligations and duties under this Agreement.

         6. Term and Termination. This Agreement shall remain in force until two
(2) years from the day and year first written above, and from year to year thereafter, but only so long as such continuance, and the continuance of the Investment Adviser as investment adviser of the Portfolio, is specifically approved at least annually by the vote of a majority of the Trustees who are not interested persons of the Subadviser or the Investment Adviser of the Portfolio, cast in person at a meeting called for the purpose of voting on such approval and by a vote of the Board of Trustees or of a majority of the outstanding voting securities of the Portfolio. The aforesaid requirement that continuance of this Agreement be `specifically approved at least annually' shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder. This Agreement may, upon 60 days' written notice to the Subadviser, be terminated at any time without the payment of any penalty, (a) by the Portfolio, by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Portfolio, or (b) by the Investment Adviser. This Agreement may, upon 120 days' written notice to the Trust and the Investment Adviser, be terminated at any time, without payment of any penalty, by the Subadviser. This Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the Advisory Agreement. The Investment Adviser agrees that it shall promptly notify the Subadviser in writing upon the termination of the Advisory Agreement. In addition, the Investment Adviser shall have the right to terminate this Agreement upon immediate written notice if the Subadviser becomes statutorily disqualified from performing its duties under this Agreement or otherwise is legally prohibited from operating as an investment adviser. Upon the effective date of termination of this Agreement, the Subadviser shall deliver all books and records of the Trust and the Portfolio to such entity as the Trust may designate as a successor subadviser, or to the Investment Adviser. The provisions of Sections 5, 13, 14, 15, 16, 18 and 19 shall survive termination of this Agreement. In addition, the obligation to pay to the Subadviser any compensation earned by the Subadviser under this Agreement but not paid as of the termination of this Agreement shall survive termination of this Agreement.

         7. Interpretation of Terms; Captions. In interpreting the provisions of this Agreement, the definitions contained in Section 2(a) of the 1940 Act and the rules and regulations thereunder


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(including specifically the definitions of `interested person,' `affiliated person,' `assignment,' `control' and `vote of a majority of the outstanding voting securities'), shall be applied, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order. Captions used herein are for reference only and shall not limit or otherwise affect the meaning of any provision of this Agreement.

         8. Registration Statement, Prospectus and Statement of Additional Information Concerning Subadviser; Compliance Procedures and Information. The Subadviser has reviewed the most recent amendment to the Registration Statement of the Trust, relating to the Portfolio as filed with the Securities and Exchange Commission under the the 1940 Act (File No. 811-07774) and the current Prospectus and Statement of Additional Information relating to the Portfolio, and represents and warrants that with respect to disclosure about the Subadviser or information relating directly or indirectly to the Subadviser, such Registration Statement, Prospectus and Statement of Additional Information contain, on and after the effective date thereof, no untrue statement of any material fact and do not omit any statement of material fact which was required to be stated therein or necessary to make the statements contained therein not misleading.

         The Subadviser shall promptly provide such information as is necessary to enable the Trust to prepare and update the Trust's Registration Statement (and any supplement thereto) and the Portfolio's financial statements, and shall notify the Trust promptly in the event any information contained therein relating to the Subadviser or the Subadviser's management of the Portfolio becomes inaccurate or incomplete under applicable law. The Subadviser understands that the Trust and the Investment Adviser will rely on such information in the preparation of the Trust's Registration Statement and the Portfolio's financial statements, and hereby covenants that any such information approved by the Subadviser expressly for use in such registration and/or financial statements shall be true and complete in all material respects.

         The Subadviser and Investment Adviser each shall establish compliance procedures reasonably calculated to ensure compliance at all times with: all applicable provisions of the 1940 Act and the Advisers Act, and any rules and regulations adopted thereunder; Subchapter M of the Code; the provisions of the Registration Statement; the governing documents of the Portfolio and other written policies, guidelines and instructions; and any other applicable provisions of state, federal or foreign law. The Subadviser shall provide to the Investment Adviser and/or the Trustees such information as it or they may reasonably request in order to review the adequacy of the Subadviser's compliance procedures. The Investment Adviser shall provide to the Subadviser such information as the Subadviser may reasonably request in order to review the adequacy of the compliance procedures of the Investment Adviser.

         The Subadviser and Investment Adviser each shall maintain and enforce a Code of Ethics which in form and substance is consistent with industry norms existing from time to time. The Subadviser and Investment Adviser each agree to report to the other party hereto any material violations of the Code of Ethics affecting the Portfolio of which its senior management becomes aware. The Subadviser shall promptly notify the Investment Adviser and the Trustees upon the adoption of any material change to its Code of Ethics and provide copies thereof to the Investment Adviser and the Trustees so that the Trustees, including a majority of the Trustees who are not interested persons of the Portfolio, may consider approval of such change promptly after its adoption by the Subadviser. The Subadviser shall also provide the Portfolio with a copy


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of any amendments to its Code of Ethics that do not represent a material change to such Code of Ethics. The Investment Adviser shall provide the Subadviser with a copy of any amendment to its Code of Ethics if such amendment concerns providing investment advisory services to the Portfolio.

         9. Insurance. The Subadviser and Investment Adviser each shall maintain for the duration hereof, with an insurer acceptable to the other party hereto, a blanket bond and professional liability or errors and omissions insurance in an amount or amounts reasonably acceptable to the other party hereto.

         10. Representations of the Investment Adviser. The Investment Adviser represents, warrants and agrees that:

               (i) the Investment Adviser is a corporation duly incorporated under the laws of Delaware;

               (ii) the Investment Adviser is duly registered as an investment adviser under the Advisers Act;

               (iii) the Investment Adviser has been duly appointed by the Trustees and shareholders of the Portfolio to provide investment services to the Portfolio as contemplated by the Advisory Agreement;

               (iv) the execution, delivery and performance of this Agreement are within the Investment Adviser's powers, have been and remain duly authorized by all necessary action and will not violate or constitute a default under any applicable law or regulation or of any decree, order, judgment, agreement or instrument binding on the Investment Adviser;

               (v) no consent of any applicable governmental authority or body is necessary, except for such consents as have been obtained and are in full force and effect, and all conditions of which have been duly complied with; and

               (vi) this agreement constitutes a legal, valid and binding obligation enforceable against the Investment Adviser.

            The Investment Adviser agrees to notify the Subadviser promptly and in writing in the event that any of the above ceases to be correct while this Agreement is in effect.

         11. Representations of the Subadviser. The Subadviser represents, warrants and agrees that:

               (i) the Subadviser is a trust company established pursuant to the laws of Illinois;

               (ii) the Subadviser is duly registered as an investment adviser under the Advisers Act;

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               (iii) the execution, delivery and performance of this Agreement are within the Subadviser's powers, have been and remain duly authorized by all necessary action and will not violate or constitute a default under any applicable law or regulation or of any decree, order, judgment, agreement or instrument binding on the Subadviser;

               (iv) no consent of any applicable governmental authority or body is necessary, except for such consents as have been obtained and are in full force and effect, and all conditions of which have been duly complied with; and

               (v) this agreement constitutes a legal, valid and binding obligation enforceable against the Subadviser.

            The Subadviser agrees to notify the Investment Adviser promptly and in writing in the event that any of the above ceases to be correct while this Agreement is in effect.

         12. a. Certain Covenants of the Subadviser. The Subadviser will promptly notify the Trust and Investment Adviser in writing of the occurrence of any event which could have a material impact on the performance of its obligations pursuant to this Agreement, including without limitation:

               (i) the occurrence of any event which could disqualify the Subadviser from serving as an investment adviser of a registered investment company pursuant to the 1940 Act and the rules and regulations thereunder and the Advisers Act and the rules and regulations thereunder;

               (ii) any change in the Subadviser's overall business activities that may have a material adverse affect on the Subadviser's ability to perform under its obligations under this Agreement;

               (iii) any event that would constitute a change in control of the Subadviser or an assignment by the Subadviser of this Agreement;

               (iv) any change in the portfolio manager of the Portfolio; and

               (v) except to the extent prohibited by applicable law or order, the existence of any pending or threatened audit, investigation, complaint, examination or other inquiry relating to the Portfolio conducted by any state or federal governmental regulatory authority.

            b. Certain Covenants of the Investment Adviser. The Investment Adviser will promptly notify the Subadviser in writing of the occurrence of any event which could have a material impact on the performance of its obligations to the Portfolio, including without limitation:

               (i) the occurrence of any event which could disqualify the Investment Adviser from serving as an investment adviser of a registered investment company pursuant to the 1940 Act and the rules and regulations thereunder and the Advisers Act and the rules and regulations thereunder;

               (ii) any change in the overall business activities of the Investment Adviser that may have a material adverse affect on its ability to perform investment advisory services to the Portfolio;

               (iii) any event that would constitute a change in control of the Investment Adviser or an assignment of the Advisory Agreement; and

               (iv) except to the extent prohibited by applicable law or order, the existence of any pending or threatened audit, investigation, complaint, examination or other inquiry relating to the Portfolio conducted by any state or federal governmental regulatory authority.

         13. Regulation. Except to the extent prohibited by applicable law or order, the Subadviser agrees that it will immediately forward, upon receipt, to the Investment Adviser, for itself and as agent for the Portfolio, any correspondence from the Securities and Exchange Commission or other regulatory authority that relates to the Portfolio including routine regulatory examinations or inspections. Similarly, except to the extent prohibited by applicable law or order, the Investment Adviser agrees that it will immediately forward, upon receipt, to the Subadviser nay correspondence from the Securities and Exchange Commission or other regulatory authority that relates to the Portfolio, including routine regulatory examinations or inspections. Subject to
Section 18 hereof, the Subadviser shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body by reason of this Agreement may reasonably request or require pursuant to applicable laws and regulations, and shall cooperate with the Trust and the Investment Adviser in responding to requests or investigations of such regulatory or administrative bodies or any internal investigation conducted by the Trust or the Investment Adviser.

         14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without giving effect to the choice of law principles thereof, except to the extent the laws of the State of Maryland are in conflict with U.S. federal law, in which event U.S. federal law will control.

         15. Entire Agreement; Amendments. This Agreement states the entire agreement of the parties hereto, and is intended to be the complete and exclusive statement of the terms hereof. It may not be added to or changed orally, and may not be modified or rescinded, except by a writing signed by the parties hereto and in accordance with the 1940 Act or pursuant to applicable orders or interpretations of the Securities and Exchange Commission.

         16. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

         17. Use of Name. The Subadviser shall not use the name of the Investment Adviser, the Trust or the Portfolio in any advertisement, sales literature or other communication to the public except in accordance with such policies and procedures as shall be mutually agreed to in writing by the Subadviser and the Investment Adviser. Similarly, the Investment Adviser agrees that it shall not use the name of the Subadviser in any advertisement, sales literature or other communication to the public except in accordance with such polices and procedures as shall be mutually agreed to in writing by the Investment Adviser and the Subadviser.

         18. Confidentiality. Each party agrees that it shall hold in strict confidence all data and information obtained from another party hereto (unless such information is or becomes readily ascertainable from public or published information or trade sources) and shall ensure that its officers, employees and authorized representatives do not disclose such information to others without the prior written consent of the party from whom it was obtained, unless such disclosure is required by the Securities and Exchange Commission, other regulatory body with applicable jurisdiction, or the Portfolio's auditors, or in the opinion of its counsel, applicable law, and then only with as much prior written notice to the other party as is practicable under the circumstances.

19. Notices. Any notice under this Agreement shall be delivered, mailed or faxed to the addresses or fax numbers set forth below, as the case may be, or such other address or number as any party may specify in writing to the others:

               If to the Investment Adviser:

                        Name:            Deutsche Asset Management, Inc.
                        Address:         One South Street
                                         Baltimore, MD 21202
                        Attn:            Daniel O. Hirsch
                                         Secretary
                        Tel:             410-895-3776
                        Fax:             410-895-4949

               If to the Subadviser:

                        Name:            Northern Trust Investments, Inc.
                        Address:         50 South LaSalle Street
                                         Chicago, Illinois 60675
                        Attn:            Donald R. Pollak, Senior Vice President
                        Tel:             (312) 444-7795
                        Fax:             (312) 444-4866

If delivered, such notices shall be deemed given upon receipt by the other party or parties. If mailed, such notices shall be deemed given seven (7) days after being mailed. If faxed, notices shall be deemed given on the next business day after confirmed transmission to the correct fax number.

         20. Execution in Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

                                            DEUTSCHE ASSET MANAGEMENT, INC.


                                            By:
                                               ---------------------------------

                                            Its:
                                                --------------------------------


                                            NORTHERN TRUST INVESTMENTS, INC.


                                            By:
                                               ---------------------------------

                                            Its:
                                                --------------------------------


                                                         SCHEDULE A

                                                            FEES

------------------------------------------------------------------------------------------------------------------------------------
        Portfolio                Investment Type        Fee Tier Structure by Assets under Management            Applicable Fee
        ---------                ---------------        ---------------------------------------------            --------------
------------------------------------------------------------------------------------------------------------------------------------
                              S&P 500                               On the first $2 billion                           1.5 bps
                                                        ----------------------------------------------------------------------------
                                                                    On the next $2 billion                            1 bps
                                                        ----------------------------------------------------------------------------
                                                                       Over $4 billion                               0.5 bps
------------------------------------------------------------------------------------------------------------------------------------
U.S. Bond Index Portfolio    US Bond                              On the first $100 million                           4 bps
------------------------------------------------------------------------------------------------------------------------------------
                                                                   On the next $400 million                           2 bps
                                                        ----------------------------------------------------------------------------
                                                                      Over $500 million                               1 bps
------------------------------------------------------------------------------------------------------------------------------------
    EAFE Equity Index        EAFE                                 On the first $100 million                           9 bps
        Portfolio
------------------------------------------------------------------------------------------------------------------------------------
                                                                   On the next $400 million                         6.75 bps
                                                        ----------------------------------------------------------------------------
                                                                      Over $500 million                               3 bps
------------------------------------------------------------------------------------------------------------------------------------
                             Small Cap                            On the first $100 million                           8 bps
------------------------------------------------------------------------------------------------------------------------------------
                                                                   On the next $400 million                           4 bps
                                                        ----------------------------------------------------------------------------
                                                                      Over $500 million                               2 bps
------------------------------------------------------------------------------------------------------------------------------------
    Asset Management         Enhanced Domestic Equity             On the first $200 million                          20 bps
      Portfolio II                                      ----------------------------------------------------------------------------
                                                                   On the next $300 million                          15 bps
     Asset Management                                   ----------------------------------------------------------------------------
       Portfolio III                                                  Over $500 million                              12 bps
------------------------------------------------------------------------------------------------------------------------------------
